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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                                                                     STATE OF
       SUBSIDIARY                                                  INCORPORATION
       ----------                                                  -------------
Community Alternatives Indiana, Inc.                                 Delaware

Community Alternatives Nebraska, Inc.                                Delaware

Community Advantage, Inc.                                            Delaware

Texas Home Management, Inc.                                          Delaware

Capital TX Investments, Inc.                                         Delaware

THM Homes, Inc.                                                      Delaware

Community Alternatives Texas Partner, Inc.                           Delaware

Res-Care New Mexico, Inc.                                            Delaware

Res-Care Ohio, Inc.                                                  Delaware

CATX Properties, Inc.                                                Delaware

Res-Care California, Inc. d/b/a RCCA Services                        Delaware

RSCR California, Inc.                                                Delaware

Res-Care Kansas, Inc.                                                Delaware

Res-Care Illinois, Inc.                                              Delaware

ResCare International, Inc.                                          Delaware

Res-Care Oklahoma, Inc.                                              Delaware

Youthtrack, Inc.                                                     Delaware

Res-Care Training Technologies, Inc.                                 Delaware

RSCR West Virginia, Inc.                                             Delaware

Community Alternatives Virginia, Inc.                                Delaware

Community Alternatives Kentucky, Inc.                                Delaware

Alternative Youth Services, Inc.                                     Delaware

Res-Care Premier, Inc.                                               Delaware

CNC/Access, Inc.                                                   Rhode Island

Community Alternatives Illinois, Inc.                                Delaware

Community Alternatives Missouri, Inc.                                Missouri

The Academy for Individual Excellence, Inc.                          Delaware

ResCare Finance, Inc.                                                Delaware

Creative Networks, L.L.C.                                             Arizona

Res-Care New Jersey, Inc.                                            Delaware

Normal Life, Inc.                                                    Kentucky

Res-Care Alabama, Inc.                                               Delaware

Res-Care Washington, Inc.                                            Delaware

Southern Home Care Services, Inc.                                     Georgia

Tangram Rehabilitation Network, Inc.                                   Texas

PeopleServe, Inc.                                                    Delaware

Arbor E&T, LLC                                                       Kentucky